Exhibit 99.1

VIASPACE Subsidiary Direct Methanol Fuel Cell Corporation to Begin Sampling Cartridge Product

PASADENA, Calif., VIASPACE Inc. (OTC Bulletin Board), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its subsidiary, Direct Methanol Fuel Cell Corporation (DMFCC), has completed product development of its first methanol fuel cell cartridge and plans to begin sampling with customers. The DMFCC cartridge will be displayed at DMFCC’s booth at Fuel Cell Expo 2006, being held in Tokyo January 25 — 27, 2006. The cartridge was co-developed with and manufactured by DMFCC’s Korean partner, SMC Co., Ltd.

Dr. Carl Kukkonen, CEO of VIASPACE, said, “Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge. DMFCC plans to provide cartridge samples to several potential customers for testing. The current design is flexible and can be easily modified to meet the specific requirements of each customer.”

Direct Methanol Fuel Cell Corporation focuses on producing disposable fuel cartridges containing liquid fuels, such as methanol, to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells. These fuel cell powered devices are expected to be introduced into the marketplace by major electronic product manufacturers in 2007. Leading consumer electronic companies including Toshiba, NEC, Hitachi, Panasonic and Sanyo in Japan, and Samsung and LG in Korea have announced the development of direct methanol fuel cells.

(Photo: http://www.newscom.com/cgi-bin/prnh/20060110/LATU029)

The DMFCC methanol cartridge holds 50 cm3 of 100% methanol and is designed for a laptop computer and similar applications. One cartridge is expected to provide five to 10 hours of computer operation depending on the efficiency of the fuel cell. DMFCC will work with customers to develop cartridges with custom sizes and shapes for their particular applications. Cell phones will require smaller cartridges, and other applications may require larger ones. DMFCC also plans to develop cartridges for other fuels such as formic acid or ethanol, as customers require. DMFCC cartridges are designed to meet the stringent safety standards proposed by the International Electrotechnical Commission (IEC).

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, information and computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, or contact Investor Relations at (888) 359-9558, or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

About SMC Co., Ltd.:

SMC Co., Ltd., located at 398-1 Gochun-Dong, Euiwang-City, Kyonggi-Do, Republic of Korea, supplies lithium ion battery packs to OEMs of laptop computers, cell phones, PDAs, portable DVD players and other consumer electronics. SMC also produces Organic Light Emitting Diodes (OLED). SMC has manufacturing facilities in Korea and China.

This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, there will not be a market for fuel cartridges if the OEMs fail to bring fuel cell powered devices into the marketplace. It is also possible that ICAO may not approve the use of fuel cell powered products on airplanes. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control. VIASPACE Inc.

Source: VIASPACE Inc.